Exhibit 10.5

SPRINGING GUARANTY AGREEMENT

This SPRINGING GUARANTY AGREEMENT (this “Guaranty”), dated as of November 6, 2025, by Saratoga Investment Corp., a Maryland corporation (“Saratoga” or the “Guarantor”), in favor of Valley National Bank (“Valley”), as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Saratoga Investment Funding II LLC (the “Borrower”), as borrower, Saratoga, as the Collateral Manager and the Equityholder, each Lender from time to time party thereto, U.S. Bank Trust Company National Association, as Collateral Agent and Collateral Administrator, U.S. Bank National Association, as Custodian, Bank OZK, as Documentation Agent and Valley, as Administrative Agent, are party to that certain Credit and Security Agreement, dated as of November 6, 2025 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other financial accommodations to the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Guarantor is required to become a party to this Guaranty in order to guarantee the payment and performance of all Obligations (including, without duplication, reasonable and documented out-of-pocket attorneys’ fees and expenses incurred in connection with enforcement of the obligations represented by this Guaranty) (all of the foregoing whether now existing or hereinafter arising, being referred to collectively, as the “Guaranteed Obligations”) pursuant to the terms hereof;

WHEREAS, Saratoga owns, directly or indirectly, all of the equity interests of the Borrower;

WHEREAS, the Guarantor will receive direct and indirect benefits as a result of the extension of credit to the Borrower under the Credit Agreement; and

WHEREAS, the Guarantor has determined that its execution, delivery, and performance of this Guaranty directly benefits, and is within the corporate purposes and in the best interests of, the Guarantor.

NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guaranty. Subject to Section 14, the Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to the Administrative Agent for the benefit of the Secured Parties, the full and prompt payment and performance when due (whether at maturity, the date of any required prepayment, by acceleration, by demand, or otherwise) of all the Guaranteed Obligations (including any extensions, modifications, substitutions, amendments, or renewals of any or all of the foregoing Guaranteed Obligations), and agrees to pay any and all expenses (including fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any Secured Party under or in respect of the Facility Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower.

2. Other Guarantors. Subject to Section 14, regardless of whether any proposed guarantor or any other Person or Persons is or are or shall become in any other way responsible to the Administrative Agent or any of the other Secured Parties, for or in respect of the Guaranteed Obligations or any part thereof, and regardless of whether any Person or Persons now or hereafter responsible to the Administrative Agent or any of the other Secured Parties for the Guaranteed Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that, subject to Section 14 hereof, this Guaranty shall be a continuing guaranty and shall be operative and binding on and against the Guarantor until all of the Guaranteed Obligations shall have been Paid in Full.

3. Merger. Upon this Guaranty being executed and delivered to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any then-existing promise or condition affecting or limiting the Guarantor’s liability, and no then-existing statement, representation, agreement, or promise on the part of the Administrative Agent or any of the other Secured Parties or any officer, employee, or agent thereof unless contained herein forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect the Guarantor’s liability hereunder.

4. Rights of the Secured Parties. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Facility Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liabilities and obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other liabilities or obligations of any other obligor under or in respect of the Facility Documents (each, individually, an “Obligated Party” and collectively, “Obligated Parties”); and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Obligated Party or whether the Borrower or other Obligated Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, and unconditional irrespective of, and the Guarantor hereby irrevocably waives (to the extent permitted by applicable law), any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Facility Document or any agreement or instrument relating thereto, or any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or the Obligations.

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other liabilities or obligations of any other Obligated Party under or in respect of the Facility Documents, or any other amendment or waiver of or any consent to departure from any Facility Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release, amendment or waiver of, or consent to departure from, any other agreement, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other liabilities or obligations of any Obligated Party under the Facility Documents or any other assets of any Obligated Party or any of its Subsidiaries;

(e) any change, restructuring, or termination of the corporate or legal structure or existence of any Obligated Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Obligated Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligated Party now or hereafter known to each Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations;

(h) any right or power of any third party, individually or in the name of the Borrower, any Obligated Party, the Administrative Agent or any other Secured Party, to assert any claim or defense as to the invalidity or unenforceability of any the Guaranteed Obligations; or

(i) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Obligated Party or any other guarantor or surety, other than all Guaranteed Obligations having been Paid in Full.

5. Guaranteed Obligations of Guarantor Absolute. The Guarantor acknowledges and agrees that no change in the nature or terms of the Guaranteed Obligations or any of the Facility Documents, or other agreements, instruments, or contracts evidencing, related to, or attendant with the Guaranteed Obligations (including any novation), shall discharge all or any part of the liabilities or obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor and the Administrative Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing and subject to Section 14, the Guarantor agrees that until the Guaranteed Obligations are Paid in Full, the Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing that might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Administrative Agent or any of the other Secured Parties, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Administrative Agent or any of the other Secured Parties, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

6. Setoff. The Administrative Agent or any of the other Secured Parties may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, upon the occurrence and during the continuation of a Ratings Event and an Event of Default and subject to Section 14, set-off, appropriate and apply to any portion of the Guaranteed Obligations hereby guaranteed, and in such order of application as may be required by the Credit Agreement, any property, balances, credit accounts, or moneys of the Guarantor in the possession of the Administrative Agent or any of the other Secured Parties, or under any of their respective control for any purpose.

7. Direct Obligations. The obligations of the Guarantor under this Guaranty shall be direct and immediate and not be conditional or contingent upon the pursuit of any other remedies against the Borrower, any Subsidiary of the Borrower, any Obligated Party or any other Person, nor against other security or Liens available to the Administrative Agent, the Collateral Agent or any of the other Secured Parties, or their respective successors, assigns, or agents. The Guarantor waives any right to require that an action be brought against any other Person or to require that the Administrative Agent, the Collateral Agent or any of the other Secured Parties resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent or any of the other Secured Parties in favor of any other Person, or to require that the Administrative Agent, the Collateral Agent or any of the other Secured Parties resort to any other rights or remedies of the Administrative Agent, the Collateral Agent or any of the other Secured Parties, in connection with the Guaranteed Obligations. The obligations of the Guarantor hereunder shall remain in full force and effect without regard to, and shall not be impaired or released by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of the Borrower, any Subsidiary of the Borrower, any Obligated Party or any other guarantor, or (b) any exercise or nonexercise, or any waiver, by the Administrative Agent, the Collateral Agent or any of the other Secured Parties, of any rights, remedy, power, or privilege under or in respect of the Guaranteed Obligations, this Guaranty, the Credit Agreement or any other Facility Document or any security for any further dealings between the Borrower or any other guarantor or surety of the Guaranteed Obligations on the one hand and the Administrative Agent, the Collateral Agent or any of the other Secured Parties on the other hand; and the Guarantor expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to any of the foregoing acts, omissions, things, agreements, or waivers.

8. Maximum Guaranteed Amount. The creation or existence from time to time of Guaranteed Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Administrative Agent or any of the other Secured Parties herein. The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. The Guarantor agrees that the obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Guaranteed Liability of the Guarantor, without impairing its liability under this Guaranty or affecting the rights and remedies of the Administrative Agent or any of the other Secured Parties hereunder but that the Guarantor’s obligations hereunder shall be in, but not in excess of, the Maximum Guaranteed Liability. “Maximum Guaranteed Liability” means, with respect to the Guarantor, the maximum amount that could be paid by the Guarantor without rendering this Guaranty void or voidable as would be permitted by a court of competent jurisdiction in any action or proceeding involving any Debtor Relief Laws.

9. Insolvency. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or of any surety or guarantor (other than the Guarantor) on account of any Guaranteed Obligations, the respective rights of the Administrative Agent or any of the other Secured Parties against the Guarantor shall not be affected or impaired by the Administrative Agent’s or such Secured Party’s omission to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Administrative Agent and any of the other Secured Parties may prove such claims as it sees fit and may refrain from proving any claim and in its discretion it may value as it sees fit or refrain from valuing any security held by the Secured Parties, without in any way releasing, reducing or otherwise affecting the liability of the Guarantor to the Administrative Agent or any of the other Secured Parties.

10. Application of Payments. Any amount received by the Administrative Agent or any of the other Secured Parties from whatsoever source and applied toward the payment of the Guaranteed Obligations shall be applied in such order of application as may be required by the Credit Agreement.

11. Waiver of Presentment and Demand, Etc. The Guarantor hereby unconditionally and irrevocably expressly waives to the extent permitted by applicable law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor or nonperformance, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, and (e) until all Guaranteed Obligations have been Paid in Full, all rights of subrogation, indemnification, contribution, and reimbursement from the other Obligated Parties, all rights to enforce any remedy which the Administrative Agent or any of the other Secured Parties may have against any Obligated Party and any benefit of, or right to participate in, any Collateral or security now or hereinafter held by the Administrative Agent or any of the other Secured Parties in respect of the Guaranteed Obligations. Additionally, the Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution, or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Obligated Parties, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of set-off or counterclaim against or in respect of the liabilities or obligations of the Guarantor hereunder. If a claim is ever made upon the Administrative Agent or any of the other Secured Parties for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Guaranteed Obligations and such Person repays all or part of such amount by reason of (x) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (y) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

12. Transfers; Assignments. Each of the Secured Parties may, to the extent expressly permitted under the applicable Facility Document and pursuant to the terms thereof, sell, assign, or transfer all or any part of the Guaranteed Obligations. The Administrative Agent and its successors and permitted assigns shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of the Secured Parties and for the benefit of each permitted assignee, transferee or holder thereof as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers, and benefits.

13. No Waiver or Impairment. No failure or delay by the Administrative Agent or any of the other Secured Parties, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the other Secured Parties, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy, and no course of dealing between the Guarantor on the one hand and the Administrative Agent or any of the other Secured Parties on the other hand shall operate as a waiver thereto. No action by the Administrative Agent or any of the other Secured Parties, permitted hereunder shall in any way impair or affect this Guaranty.

14. Applicability and Termination. This Guaranty shall only apply following the occurrence and during the continuance of any Ratings Event. On any day that the Ratings Test is satisfied, whether before or after the occurrence of a Ratings Event, this Guaranty shall not be in effect. When all Guaranteed Obligations shall have been finally and fully Paid in Full (other than contingent obligations for which no claim has been made and other than those that expressly survive the termination of this Guaranty), this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Guarantor hereunder shall terminate.

15. Other Covenants, Agreements, and Representations by Guarantor. The Guarantor (a) makes the representations and warranties set forth in Section 4.03 of the Credit Agreement as they relate to the Guarantor or to the Facility Documents to which the Guarantor is a party, each of which is hereby incorporated herein by reference, and the Administrative Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein and (b) ratifies and affirms each representation and warranty made with respect to it (whether specifically by name or in its capacity as a Guarantor, Equityholder or Pledgor) in the Facility Documents.

16. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, which shall include, without limitation, a receiver or trustee of the Guarantor, and shall inure to the benefit of the respective successors and permitted assigns of the Administrative Agent and each of the other Secured Parties. The Guarantor shall not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent.

17. Guaranty of Payment; Notices; Process Appointment. This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Secured Parties directly as debtor in respect of the payment of the amounts hereby guaranteed. Any notice or demand that the Administrative Agent may wish to give shall be served upon Guarantor in the fashion prescribed for notices to the Borrower in the Credit Agreement, to the address of the Guarantor set forth in the Credit Agreement, and the notice so sent shall be deemed to be served as set forth in the Credit Agreement.

18. Direct Benefit. The Guarantor expressly represents, warrants, and acknowledges that any financial accommodations by the Secured Parties, or any of them, to the Borrower, including without limitation the extension of credit under the Credit Agreement, are and will be of direct interest, benefit, and advantage to the Guarantor.

19. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(ii) consents that any such action or proceeding may be brought in any court described in Section 19(b) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 12.02 of the Credit Agreement or at such other address as may be permitted thereunder;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law; and

(v) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement any special, exemplary, punitive or consequential damages.

20. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM HEREIN OR RELATING HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL MANAGER, THE BORROWER, THE GUARANTOR, THE EQUITYHOLDER, THE AGENTS, THE COLLATERAL ADMINISTRATOR, THE CUSTODIAN, THE SECURITIES INTERMEDIARY OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT.

21. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the Administrative Agent shall be a reference to the Administrative Agent for the ratable benefit of the Secured Parties, and each action taken or exercised hereunder shall be deemed to have been so exercised by the Administrative Agent for the ratable benefit of the Secured Parties.

22. Amendment. No amendment, alteration, or waiver of this Guaranty or of any of its terms, provisions, or conditions shall be binding unless made in writing and signed by the Administrative Agent, on the one hand, and the Guarantor against or by whom enforcement of such amendment, alteration, or waiver is sought, on the other hand.

23. Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Guaranty by facsimile transmission or by electronic mail in portable document format shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer or officers thereunto duly authorized as of the date first above written.

GUARANTOR:	SARATOGA INVESTMENT CORP.

	By:	/s/ Henri J. Steenkamp
		Name:	Henri J. Steenkamp
		Title:	Chief Financial Officer

[Signature Page to Springing Guaranty Agreement]

ADMINISTRATIVE AGENT:	VALLEY NATIONAL BANK

	By:	/s/ Michael Hood
		Name:	Michael Hood
		Title:	Vice President

[Signature Page to Springing Guaranty Agreement]